Exhibit 23.1

Consent of Independent Certified Public Accountants

Roper Industries, Inc.
Employees’ Retirement Savings 004 Plan
Duluth, Georgia

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36897) pertaining to Roper Industries, Inc., of our report dated July 12, 2005, with respect to the 2004 financial statements and schedule of the Roper Industries, Inc. Employees’ Retirement Savings 004 Plan included in this Roper Industries, Inc. Employees’ Retirement Savings 004 Plan Annual Report on Form 11-K for the year ended December 31, 2004.

Atlanta, Georgia
June 13, 2007